EXHIBIT 99.1

Energy XXI Reports Unaudited Fiscal 2011 First-Quarter Results And Provides Operational Update

•	Quarterly volumes rise 67 percent year-over-year
•	Fiscal 2011 first-quarter EBITDA tops $75 million
•	Exploration and development program advances

HOUSTON – Oct. 25, 2010 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal first-quarter results for the period ended Sept. 30, 2010 and provided an operational update.
For the 2011 fiscal first quarter, Energy XXI reported earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) of $75.7 million, compared with $51.3 million in the 2010 fiscal first quarter.  Cash flows from operating activities totaled $78.0 million, which included $34 million received from the sale of derivative instruments. Additional derivative sales have been completed that will generate nearly $13 million of proceeds in the fiscal second quarter.
The company reported 2011 fiscal first-quarter net loss available to shareholders of $1.9 million, or $0.04 per share, on revenues of $144.0 million and production of 25,900 barrels of oil equivalent per day (BOE/d).  The loss includes approximately $7 million of higher performance-based compensation expense primarily linked to the company’s rising stock price.  In the 2010 fiscal first quarter, the company had a net loss of $12.3 million, or $.42 per share, on revenues of $84.9 million and production of 15,500 BOE/d.
“Our new fiscal year has started well, with no hurricane-season production shut-ins or any other material operational issues, while our capital program has begun to deliver better-than-expected results at lower-than-planned costs, lifting the recent production rate to approximately 27,000 BOE/d,” Energy XXI Chairman and CEO John Schiller said.  “The core oil-weighted production portfolio continues to generate strong margins while our shallow-water, ultra-deep drilling program adds high-impact growth potential.”

Shelf Exploration and Development Activity
Energy XXI has remained active within its core producing properties and has received permits to perform workovers, recompletions and sidetracks for wells in its Main Pass 61, South Timbalier 21, East Cameron 334 and Eugene Island 275 and 330 fields.  In addition, the shallow-water, ultra-deep program has continued to advance, with the Lafitte well receiving a drilling permit and beginning to drill in October.  To date, none of the company’s production, drilling activities or future plans has been materially affected by the deepwater Gulf of Mexico oil spill.

Within the shallow-water, ultra-deep shelf program, the McMoRan-operated partnership (in which Energy XXI has various interests) has identified 15 sub-salt prospects near existing infrastructure.  The partnership’s current drilling activity includes the Blackbeard East and Lafitte exploratory wells and the delineation well at Davy Jones.
In February 2010, the Davy Jones discovery well on South Marsh Island Block 230 was drilled to a total depth of 29,000 feet.  As reported in January 2010, McMoRan logged 200 net feet of pay in multiple Eocene/Paleocene (Wilcox) sands in the well.  In March 2010, a production liner was set and the well was temporarily abandoned until necessary equipment for the completion is available.  Flow testing will be required to confirm the ultimate hydrocarbon flow rates from the well.  Long-lead-time equipment needed to complete, test and produce the well has been ordered, with first flow expected in the third calendar quarter of 2011.
On April 7, 2010, the partnership commenced drilling the Davy Jones offset appraisal well (Davy Jones #2) on South Marsh Island Block 234, two and a half miles southwest of the discovery well. The well is drilling below 20,000 feet on its way to a proposed total depth of 29,950 feet. Davy Jones #2 is expected to test similar sections up-dip to the discovery well, as well as deeper objectives, including potential additional Wilcox and possibly Cretaceous (Tuscaloosa) sections.
Davy Jones involves a large structure encompassing four lease blocks (20,000 acres). Energy XXI has a 15.8 percent working interest and 12.6 percent net revenue interest in Davy Jones.  The company’s investment in both wells at Davy Jones to date has totaled about $30 million.
The Blackbeard East exploration well commenced drilling on March 8, 2010 and is drilling below 26,000 feet. The well, which is located in 80 feet of water on South Timbalier Block 144, has a proposed total depth of 29,950 feet, targeting Middle and Deep Miocene objectives seen below 30,000 feet in Blackbeard West, nine miles away, as well as younger Miocene objectives. The operator has reported that data from wireline logs, side wall cores and formation tests indicate hydrocarbons in quality reservoir rocks with good porosity and permeability in the Upper and Middle Miocene below the salt weld. Pressure and temperature data below the salt weld between 19,500 feet and 24,600 feet indicate a completion could utilize conventional equipment and technologies.  Energy XXI has an 18 percent working interest and 14.35 percent net revenue interest in Blackbeard East. The company’s investment in the well to date has totaled about $15 million.
The Lafitte exploration well commenced drilling on Oct. 3, 2010 and is currently drilling below 5,200 feet towards a proposed total depth of 29,950 feet, targeting Middle and Deep Miocene objectives below the salt weld. Lafitte is located on Eugene Island Block 223 in 140 feet of water.  Energy XXI has an 18 percent working interest and a 14.6 percent net revenue interest.  The company’s investment in the well to date has totaled about $.5 million.

Capital Expenditures
During the 2011 fiscal first quarter, capital expenditures, including plug-and-abandonment costs, totaled $83.2 million, with $15.2 million in exploration and $68.0 million in development and other investments.

Conference Call Tomorrow, Oct. 26, at 8 a.m. CDT, 2 p.m. London Time
Energy XXI will host its quarterly conference call tomorrow, Oct. 26, at 8 a.m. CDT (2 p.m. London time). The dial-in numbers are 1 (631) 813-4724 (U.S.) and (0) 80 0051 3806 (U.K.), and the confirmation code is 20479228. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below is a reconciliation of net income to EBITDA.  We define EBITDA as earnings before interest, taxes, depreciation, depletion and amortization.  EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”).  Although not proscribed under GAAP, the company believes EBITDA is relevant because it helps investors to understand the company’s operating performance and makes it easier to compare its results with other oil and gas exploration and production companies that may have different financing and capital structures or tax rates.  EBITDA should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity.  EBITDA, as the company calculates it, may not be comparable to EBITDA measures reported by other companies.  In addition, EBITDA does not represent funds available for discretionary use.

The following table presents a reconciliation of our consolidated net loss available for common stockholders to our consolidated EBITDA for the periods presented.

	Three Months Ended
	September 30,
	2010	2009

Net Loss Available for Common Stockholders	$(1,861)	$(12,300)

Total other expense	21,470	18,976
Depreciation, depletion and amortization	54,077	35,351
Income tax expense	19	9,247
Preferred stock dividends	1,994	—

EBITDA	$75,699	$51,274

EBITDA Per Share
Basic	$1.48	$1.76
Diluted	$1.24	$1.76

Weighted Average Number of Common Shares Outstanding
Basic	51,002	29,151
Diluted	60,977	29,151

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)
	September 30,	June 30,
	2010	2010
ASSETS	(Unaudited)	(Audited)
Current Assets
Cash and cash equivalents	$12,883	$14,224
Accounts receivable
Oil and natural gas sales	63,004	68,675
Joint interest billings	5,559	4,388
Insurance and other	3,162	4,471
Prepaid expenses and other current assets	46,640	34,479
Derivative financial instruments	908	19,757
Total Current Assets	132,156	145,994

Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment
Oil and natural gas properties - full cost method of accounting, including $151.1 million and $144.3 million unevaluated properties at September 30, 2010 and June 30, 2010, respectively	1,388,863	1,378,222
Other property and equipment	7,432	8,028
Total Property and Equipment	1,396,295	1,386,250
Other Assets
Derivative financial instruments	307	14,610
Debt issuance costs, net of accumulated amortization	17,874	19,637
Total Other Assets	18,181	34,247
Total Assets	$1,546,632	$1,566,491

LIABILITIES
Current Liabilities
Accounts payable	$78,786	$87,103
Accrued liabilities	64,383	68,783
Note payable	13,107	—
Asset retirement obligations	50,755	35,154
Derivative financial instruments	5,657	1,701
Current maturities of long-term debt	1,580	2,518
Total Current Liabilities	214,268	195,259
Long-term debt, less current maturities, face value of $710.5 million and $728.6 million at September 30, 2010 and June 30, 2010, respectively	751,239	772,082
Deferred income taxes	31,718	37,215
Asset retirement obligations	110,239	124,123
Derivative financial instruments	7,109	511
Other liabilities	1,010	740
Total Liabilities	1,115,583	1,129,930
Stockholders’ Equity
Preferred stock, $0.001 par value, 2,500,000 shares authorized and 1,100,000 shares issued and outstanding at September 30, 2010 and June 30, 2010, respectively.	11	11
Common stock, $0.005 par value, 200,000,000 shares authorized and 51,244,369 and 50,819,109 shares issued and 51,243,716 and 50,636,719 shares outstanding at September 30, 2010 and June 30, 2010, respectively	256	254
Additional paid-in capital	908,047	901,457
Accumulated deficit	(494,728)	(492,867)
Accumulated other comprehensive income, net of income taxes	17,463	27,706
Total Stockholders’ Equity	431,049	436,561

Total Liabilities and Stockholders’ Equity	$1,546,632	$1,566,491

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,
	2010	2009

Revenues
Oil sales	$115,830	$66,293
Natural gas sales	28,170	18,614
Total Revenues	144,000	84,907

Costs and Expenses
Lease operating expense	44,174	25,425
Production taxes	694	1,275
Depreciation, depletion and amortization	54,077	35,351
Accretion of asset retirement obligations	5,974	5,146
General and administrative expense	18,597	8,066
Loss (gain) on derivative financial instruments	(1,138)	(6,279)
Total Costs and Expenses	122,378	68,984

Operating Income	21,622	15,923

Other Income (Expense)
Other income	10	1,986
Interest expense	(21,480)	(20,962)
Total Other Expense	(21,470)	(18,976)

Income (Loss) Before Income Taxes	152	(3,053)

Income Tax Expense	19	9,247
Net Income (Loss)	133	(12,300)
Preferred Stock Dividends	1,994	—
Net Income (Loss) Available for Common Stockholders	$(1,861)	$(12,300)

Earnings (Loss) Per Share
Basic	$(0.04)	$(0.42)
Diluted	$(0.04)	$(0.42)

Weighted Average Number of Common Shares Outstanding
Basic	51,002	29,151
Diluted	51,002	29,151

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended September 30,
	2010	2009

Cash Flows From Operating Activities
Net income (loss)	$133	$(12,300)
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
Depreciation, depletion and amortization	54,077	35,351
Deferred income tax expense	19	9,247
Change in derivative financial instruments
Proceeds from sale of derivative instruments	34,055	—
Other – net	(8,699)	(12,356)
Accretion of asset retirement obligations	5,974	5,146
Amortization of deferred gain on debt and debt discount and premium	(2,749)	(1,843)
Amortization and write-off of debt issuance costs	1,762	1,118
Stock-based compensation	1,789	903
Changes in operating assets and liabilities
Accounts receivable	8,400	15,276)
Prepaid expenses and other current assets	(12,161)	(6,696)
Settlement of asset retirement obligations	(5,307)	(9,834)
Accounts payable and accrued liabilities	658	19,944
Net Cash Provided by Operating Activities	77,951	43,956

Cash Flows from Investing Activities
Acquisitions	(8)	—
Capital expenditures	(63,535)	(26,845)
Insurance payments received	—	7,979
Transfer to restricted cash	—	(526)
Proceeds from the sale of properties	400	—
Other	(32)	88
Net Cash Used in Investing Activities	(63,175)	(19,304)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	5,130	—
Dividends to shareholders	(1,994)	—
Proceeds from long-term debt	47,000	—
Payments on long-term debt	(65,929)	(4,661)
Other	(324)	(1,615)
Net Cash Used in Financing Activities	(16,117)	(6,276)

Net Increase (Decrease) in Cash and Cash Equivalents	(1,341)	18,376

Cash and Cash Equivalents, beginning of period	14,224	88,925

Cash and Cash Equivalents, end of period	$12,883	$107,301

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION (Unaudited)
	Quarter Ended
	Sept. 30, 2010	June 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sept. 30, 2009

	(In thousands except for unit amounts)
Operating revenues
Crude oil sales	$118,263	$113,908	$117,932	$93,974	$58,114
Natural gas sales	19,446	19,945	22,872	16,812	9,770
Hedge gain	6,291	5,538	9,323	13,720	17,023
Total revenues	144,000	139,391	150,127	124,506	84,907
Percent of operating revenues from crude oil
Prior to hedge gain	85.9%	85.1%	83.8%	84.8%	85.6%
Including hedge gain	80.4%	78.6%	76.0%	78.8%	78.1%
Operating expenses
Lease operating expense
Insurance expense	6,143	7,220	6,602	7,827	5,954
Workover and maintenance	7,618	5,269	8,452	2,678	3,231
Direct lease operating expense	30,413	28,816	25,778	24,545	16,240
Total lease operating expense	44,174	41,305	40,832	35,050	25,425
Production taxes	694	1,065	870	1,007	1,275
DD&A	54,077	50,556	50,761	44,972	35,351
General and administrative	18,597	13,127	14,452	14,022	8,066
Other – net	4,836	5,116	6,649	8,116	(1,133)
Total operating expenses	122,378	111,169	113,564	103,167	68,984
Operating income	$21,622	$28,222	$35,563	$21,339	$15,923

Sales volumes per day
Natural gas (MMcf)	48.1	48.2	48.4	40.7	33.2
Crude oil (MBbls)	17.9	17.3	17.3	14.2	10.0
Total (MBOE)	25.9	25.3	25.4	20.9	15.5
Percent of sales volumes from crude oil	69.1%	68.3%	68.3%	67.6%	64.3%
Average sales price
Natural gas per Mcf	$4.39	$4.55	$5.25	$4.49	$3.20
Hedge gain per Mcf	1.97	2.27	3.03	2.58	2.90
Total natural gas per Mcf	$6.36	$6.82	$8.28	$7.07	$6.10
Crude oil per Bbl	$71.79	$72.42	$75.54	$72.17	$63.44
Hedge gain (loss) per Bbl	(1.48)	(2.80)	(2.46)	3.13	8.93
Total crude oil per Bbl	$70.31	$69.62	$73.08	$75.30	$72.37
Total hedge gain per BOE	$2.64	$2.40	$4.08	$7.12	$11.95
Operating revenues per BOE	$60.37	$60.50	$65.65	$64.65	$59.59
Operating expenses per BOE
Lease operating expense
Insurance expense	2.58	3.13	2.89	4.06	4.18
Workover and maintenance	3.19	2.29	3.70	1.39	2.27
Direct lease operating expense	12.75	12.51	11.27	12.74	11.40
Total lease operating expense	18.52	17.93	17.86	18.19	17.85
Production taxes	0.29	0.46	0.38	0.52	0.89
DD&A	22.67	21.94	22.20	23.35	24.81
General and administrative	7.80	5.70	6.32	7.28	5.66
Other – net	2.02	2.22	2.91	4.22	(0.80)
Total operating expenses	51.30	48.25	49.67	53.56	48.41
Operating income per BOE	$9.07	$12.25	$15.98	$11.09	$11.18

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

Bcfe – billion cubic feet equivalent, used to equate liquid barrels to natural gas volumes at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Field – an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

MBOE – thousand barrels of oil equivalent.

MMBOE – million barrels of oil equivalent.

Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

Spud – to begin drilling a well.

TD – target total depth of a well.

TVD – total vertical depth.

Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers. Tom O'Donnell, Vice President of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Seymour Pierce is Energy XXI’s listing broker in the United Kingdom.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

Enquiries of the Company

Energy XXI
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com

Seymour Pierce – UK AIM Adviser
Jonathan Wright/
Jeremy Porter – Corporate Finance
Richard Redmayne – Corporate Broking
Tel: +44 (0) 20 7107 8000

Pelham Bell Pottinger
James Henderson
jhenderson@pelhambellpottinger.co.uk
Mark Antelme
mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232